Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-190515 and 333-200186) on Form S-3 and Registration Statement (No. 333-192501) on Form S-8 of Tiptree Financial Inc. of our report dated March 14, 2014, relating to our audit of the consolidated financial statements of Fortegra Financial Corporation as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP
Jacksonville, Florida
February 12, 2015